UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):		December 12, 2018
Cooper Tire & Rubber Company
(Exact name of registrant as specified in its charter)
Delaware	001-04329	344297750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

701 Lima Avenue, Findlay, Ohio		45840
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 419-423-1321

	Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On December 12, 2018, Cooper Tire & Rubber Company Vietnam Holding, LLC (“Cooper Vietnam”), a wholly owned subsidiary of Cooper Tire & Rubber Company (“CTB”), and Sailun (Vietnam) Co., Ltd. (“Sailun”) entered into an equity joint venture contract (the “Equity Joint Venture Contract”), to establish a joint venture (the “Company”), which will produce and sell truck and bus radial (“TBR”) tires. In connection with the Equity Joint Venture Contract, each of CTB and Sailun, or an affiliated party of them, will also enter into an offtake agreement, governing certain obligations between the parties and the Company, including, among other things, the obligation of each party to purchase certain volumes of TBR tires from the Company.

The Equity Joint Venture Contract governs the joint venture relationship between Sailun and Cooper Vietnam, including the parties’ respective governance rights and certain transfer restrictions. Once established, the Company will invest in, design, develop, construct, own and operate a TBR production facility in the Phuoc Dong Industrial Park, Tay Ninh Province, Vietnam. The establishment of the Company and construction of the TBR production facility is subject to customary conditions and regulatory approvals.

The Equity Joint Venture Contract contains customary representations, warranties, covenants, and minority equity holder protection, including a mutual right of first refusal and certain ‘tag-along’ rights if either party wishes to sell its ownership interest in the Company. The Equity Joint Venture Contract may be terminated by either Sailun or Cooper Vietnam if, among other things, (i) there is a failure by the other party to perform any of its material obligations under the Equity Joint Venture Contract and such breach is not cured within 60 days, (ii) the Company or either party becomes bankrupt or otherwise unable to pay its debts, (iii) any material business license is revoked, suspended or amended, or in any other situation such that the Company is unable to carry out its business, and which is not cured within six months, or (iv) the Company has failed to comply with its obligations with respect to anti-corruption, anti-bribery or other applicable laws. The Equity Joint Venture Contract may be terminated by Cooper Vietnam if, among other things, Sailun or certain of its representatives have taken or failed to take certain actions relating to anti-corruption, anti-bribery or other applicable laws. Cooper Vietnam will own 35 percent of the Company.

Item 8.01. Other Events.
On December 12, 2018, CTB announced the entry into the Equity Joint Venture Contract. The full text of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
99.1 Cooper Tire & Rubber Company’s Press Release dated December 12, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	Cooper Tire & Rubber Company
December 12, 2018	By: /s/ Jack Jay McCracken
Name: Jack Jay McCracken
Title: Vice President, Assistant General Counsel & Assistant Secretary